UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

GBank Financial Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-42621	82-3869786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9115 West Russell Road Suite 110
Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 851-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GBFH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Olivia M. Caley as Principal Financial Officer and Principal Accounting Officer

On October 12, 2026, Olivia M. Caley, Senior Vice President, Financial Reporting Director of GBank and interim principal financial officer and principal accounting officer of GBank Financial Holdings Inc. (the “Company”), resigned from her positions with the Company and GBank, a wholly owned subsidiary of the Company (the “Bank”), effective October 13, 2026 (the “Effective Date”). The Board of Directors of the Company continues to conduct a search for candidates for a permanent Chief Financial Officer to serve as principal financial officer and principal accounting officer.

(c) Designation of Jeffrey Newgard as Principal Financial Officer

In connection with Ms. Caley’s departure, the Company’s Board of Directors designated Mr. Jeffrey Newgard, President and Chief Executive Officer of the Bank, as the Company’s interim principal financial officer, effective as of the Effective Date.

Mr. Newgard, age 55, was appointed to the roles of President and Chief Executive Officer of the Bank on May 15, 2026, effective on June 8, 2026. Mr. Newgard most recently served as Chairman, President and Chief Executive Officer of Bank of Idaho since July 2015. Prior to joining Bank of Idaho, Mr. Newgard served as Executive Vice President and Eastern Region President of HomeStreet Bank from November 2013 through June 2015. Prior to HomeStreet Bank, Mr. Newgard served as President and Chief Executive Officer of Yakima National Bank from January 2005 through October 2013, and as Columbia Region President of American West Bank from August 2003 through December 2004. Mr. Newgard also currently serves as a director and the Chair of the Audit and Finance Committees of Jentzsch Kearl Farms, a prominent agricultural producer in Southern Idaho. Mr. Newgard received a Bachelor of Arts degree from Walla Walla College and a Master of Business Administration from Washington State University, and is a graduate of the Graduate School of Banking at Colorado.

There are no family relationships between Mr. Newgard and any of the Company or the Bank’s current directors or executive officers. There are no arrangements or understandings between Mr. Newgard and any other persons pursuant to which he was appointed to this interim position. Mr. Newgard does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Designation of Christine Nelson as Principal Accounting Officer

In connection with Ms. Caley’s departure, the Company’s Board of Directors designated Ms. Christine Nelson, Senior Vice President and Controller of the Bank, as the Company’s interim principal accounting officer, effective as of the Effective Date.

Ms. Nelson, age 60, was appointed to Senior Vice President and Controller of the Bank in April 2025 and previously served as Vice President and Director of Accounting for the Bank from September 2022 through April 2025. Prior to joining the Bank, Ms. Nelson served as Senior Vice President and Controller of Cornerstone Bank in Atlanta, Georgia from May 2019 through December 2021. Ms. Nelson received a Bachelor of Arts degree from Southern Connecticut State University.

There are no family relationships between Ms. Nelson and any of the Company or the Bank’s current directors or executive officers. There are no arrangements or understandings between Ms. Nelson and any other persons pursuant to which she was appointed to this interim position. Ms. Nelson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBANK FINANCIAL HOLDINGS INC.

Date:	October 16, 2026	By:	/s/ Edward M. Nigro
Edward M. Nigro Executive Chairman and Chief Executive Officer